Exhibit 7.07

POWER OF ATTORNEY

Each of the undersigned does hereby appoint Patricia Niu as his or her true and lawful attorney-in-fact, for the purpose of, from time to time, executing in his or her name and on his or her behalf, any and all amendments or other documents relating to the Schedule 13D filed by the undersigned with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2013, as such attorney-in-fact shall determine to be necessary or appropriate to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, and filing the same with the SEC on behalf of the undersigned, and delivering, furnishing or filing any such documents as exhibits thereto, and give and grant to such attorney-in-fact the power and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by the attorney-in-fact shall be conclusively evidenced by such person’s execution, delivery, furnishing or filing of the applicable document. This power of attorney shall remain in effect until expressly revoked in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

/s/ Yang Zhao	Date: June 26, 2013
Yang Zhao

/s/ Paul Zavracky	Date: June 26, 2013
Paul Zavracky

/s/ John Newton	Date: June 26, 2013
John Newton

/s/ Yongyao Cai	Date: June 26, 2013
Yongyao Cai

/s/ Noureddine Hawat	Date: June 26, 2013
Noureddine Hawat

/s/ Alexander Dribinksy	Date: June 26, 2013
Alexander Dribinksy

/s/ Eric Chojnacki	Date: June 26, 2013
Eric Chojnacki

/s/ James Fennelly	Date: June 26, 2013
James Fennelly

/s/ Jose Rios	Date: June 26, 2013
Jose Rios

/s/ Cheryl Merino	Date: June 26, 2013
Cheryl Merino

/s/ Dong An	Date: June 26, 2013
Dong An

/s/Lei Zhang	Date: June 26, 2013
Lei Zhang

/s/Wei Zhang	Date: June 26, 2013
Wei Zhang

/s/ Haidong Liu	Date: June 26, 2013
Haidong Liu

/s/ Leyue Jiang	Date: June 26, 2013
Leyue Jiang